BYLAWS

OF

(f/k/a ENERGY SERVICE COMPANY, INC.)

ENSCO INTERNATIONAL INCORPORATED

Dated: March 30, 2001

ENERGY SERVICE COMPANY, INC.

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BYLAWS

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ARTICLE I

OFFICES

         Section 1. The principal office shall be in the City of Dallas, County of Dallas, State of Texas.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Dallas, State of Texas, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated In the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders commencing with the year 1988 shall be held on the dates designated by the board of directors in each year. At such meeting the stockholders entitled to vote shall elect by a majority vote the directors of the corporation to be elected at such meeting pursuant to the provisions of these by-laws, and may transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. Business transacted at the annual meeting of stockholders shall, unless a majority of the directors in office on the day immediately preceding the date of' the annual meeting otherwise determines, be limited to the purposes stated in the notice of such annual meeting. Where business introduced by a stockholder is not specified in the notice of annual meeting, then in addition to any other applicable requirements, for business to be properly introduced by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the secretary of the corporation, at the principal executive office of the corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting, subject to any other requirements of law; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the number of shares of the corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

         Section 5. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors, the chairman of the board of directors or the president. Special meetings of the stockholders may not be called by any other person or persons.

         Section 7. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 9. The holders of at least a majority of the stock issued and outstanding and entitled to vote thereat, present at a meeting, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. The Chairman or the holders of a majority of the stock having voting power present at any meeting of stockholders shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. A holder of stock shall be treated as being present at a meeting if the holder of such stock is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy executed in writing (or in such other manner permitted by the General Corporation Law of Delaware) by the stockholder, or by such person's duly authorized attorney in fact.

         Section 10. When a quorum is present at any meeting, action on a matter (including the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including elections) will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in these bylaws or in the certificate of incorporation or by some specific statutory provision superseding the provisions contained in these bylaws or the certificate of incorporation.

         Section 11. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each holder of common stock shall be entitled to one vote per share of common stock owned by such stockholder. The voting rights of holders of preferred stock shall be determined by the certificate of incorporation or the certificate of designation with respect to such preferred stock. Cumulative voting of shares of stock of the corporation, whether common or preferred stock, is prohibited.

         Section 12. Unless otherwise provided in the certificate of incorporation and subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders or by unanimous written consent of the stockholders, and stockholders may not otherwise act by written consent.

         Section 13. (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Each inspector shall perform all duties required of him by the Delaware General Corporation Law or other applicable law.

                          (b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

ARTICLE III

DIRECTORS

         Section 1. The number of directors of the corporation shall be not less than three nor more than fifteen. The number of directors shall be fixed within the foregoing limits from time to time by resolution duly adopted by the board of directors. The directors of the corporation, other than the directors elected pursuant to the special voting rights of any class or series of preferred stock or indebtedness then outstanding, shall be classified, with respect to the time for which they severally hold office, into three (3) classes, (Class I, Class II and Class III) as nearly equal in number as possible and as provided in these by-laws. The initial term of Class I shall expire at the annual meeting of stockholders to be held in 1994; the initial term of Class II shall expire at the annual meeting of stockholders to be held in 1993; and the initial term of Class III shall expire at the annual meeting of stockholders to be held in 1992; with each class to hold office until its successors are duly elected and qualified. At each annual meeting of stockholders beginning with the annual meeting for 1992, the number of directors equal to the number of the class whose term expires at such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation at the annual meeting of stockholders shall be made at the annual meeting by or at the direction of the board of directors by any nominating committee or person appointed by the board of directors, or by any stockholder of the corporation entitled to vote on the election of directors at the meeting who timely complies with the notice procedures herein set forth. To be timely, a stockholder's notice must be delivered to or mailed to and received by the secretary of the corporation at the principal executive offices of the corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting, subject to any other requirements of law; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Except as provided in Section 2 of this Article and subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, directors of the class whose term is expiring at an annual meeting of stockholders shall be elected at such annual meeting, and each director elected shall hold office until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Directors need not be stockholders.

         Section 2. (a) In the event of any change in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the classes of directors so as to maintain such classes as nearly equal as possible.

                          (b) Should a vacancy on the board of directors occur or be created, whether arising through death, retirement, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by the majority vote of the remaining directors of all classes, whether or not a quorum, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of the board of directors following the election of directors at the annual meeting shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting following the election of directors at the annual meeting, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the chairman of the board or the president on two days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary, in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                            In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                            Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

         Section 14. Subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any or all of the directors of the corporation may be removed from office at any time, but only with cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IV

NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited In the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

         Section 1. The officers of the corporation shall consist of a president and a secretary and may include a chairman of the board, one or more vice presidents and a treasurer, each of whom shall be elected by the board of directors. Any number of offices may be held by the same person unless the certificate of incorporation otherwise provides.

         Section 2. The officers of the corporation shall be elected by the board of directors in such manner and shall hold their offices for such term as are prescribed herein or determined by the board of directors.

         Section 3. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

         Section 4. Any officer of the corporation may be removed at any time, with or without cause, by the board of directors.

         Section 5. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 6. Each officer of the corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors or other governing body.

CHAIRMAN OF THE BOARD AND PRESIDENT

         Section 7. The chairman of the board, if one has been appointed, shall perform such duties as may be delegated by the board of directors. The board of directors may designate whether the chairman of the board, if such an officer shall have been appointed, or the president, shall be the chief executive officer of the corporation. In the absence of a contrary designation, the president shall be the chief executive officer. The chairman of the board, if one has been appointed, or the president shall preside at all meetings of the stockholders and the board of directors.

         Section 8. Unless the board of directors shall otherwise delegate such duties, the president shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such powers and duties as usually pertain to such office, except as the same may be modified by the board of directors.

VICE PRESIDENT

         Section 9. The vice presidents, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

SECRETARY

         Section 10. The secretary or other officer appointed by the board of directors shall attend meetings of the board of directors and stockholders, and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the board of directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the treasurer, an assistant secretary, or an assistant treasurer.

         Section 11. The assistant secretaries, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the power of the secretary. They shall perform such other duties and have such other power as the board of directors may from time to time prescribe or as the president may from time to time delegate.

TREASURER

         Section 12. The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 13. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer, and of the financial condition of the corporation. The treasurer shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         Section 14. If required by the board of directors, the treasurer shall give the corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 16. The assistant treasurers, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the power of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

ARTICLE VI

CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

                            If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue, to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                            Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202 (a) or 218 (a) of the General Corporation Law of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the older certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

         Section 7. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

ARTICLE VIII

AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the board of directors. In addition, these by-laws may be altered, amended or repealed by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the corporation entitled to vote thereon.